Howard A. Speigel, P.A.
ATTORNEY AND COUNSELOR AT LAW
1133LouisianaAvenue Suite 214
Winter Park, Florida 32789
407) 647-5700 FAX (407) 647-8272

October 3, 2007

Attn:  Board of Directors
Silver Star Capital Holdings, Inc.
2731 Silver Star Road, Suite 200
Orlando, Fl 32808

Re:  Silver Star Capital Holdings, Inc.

Dear Directors:

I have acted as counsel to Silver Star Capital Holdings, Inc., a Florida corporation (the
"Company"), in connection with the preparation of its Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, for the issuance and sale by the Company of up to 4,000,000 shares of the Company's Common Stock ("Shares’). You have asked that I provide my opinion of certain matters respecting the Company. Except as otherwise indicated herein, terms used in this Opinion Letter are defined in the Prospectus contained in the Registration Statement, or in the Accord (defined below).

This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The laws covered by the opinions expressed herein are limited to the Federal Law of the United States and the Law of State of Florida. In giving this Opinion Letter, I have also relied upon factual representations made by officers of the Company.

Based upon and subject to the foregoing, I am of the opinion that:

1.
The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Florida and has the requisite corporate power to own, lease and operate its properties and conduct its businesses as described in the Prospectus.

2.
The Company has the number of authorized, issued and outstanding shares of capital stock of the Company as set forth under the caption "Capitalization" of the Prospectus, and all issued and outstanding capital stock of the Company has been duly authorized and is validly issued, fully paid and nonassessable. To my Actual Knowledge, no preemptive rights, contractual or otherwise, of securities holders of the Company exist with respect to the issuance or sale of the Shares by the Company pursuant to the Prospectus, and no rights to require registration of shares of Common Stock or other securities of the Company because of the filing of the Registration Statement exist.

3.	The Shares have been duly authorized. The Shares, upon delivery against payment therefor, will be validly issued, fully paid and nonassessable.

4.	The certificates evidencing the Shares comply as to form with the applicable provisions of the laws of the State of Florida.

5.	To my Actual Knowledge, there are no contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the

Registration Statement or required to be incorporated by reference into the Prospectus which are not disclosed or filed or incorporated by reference, as required.

6.
The Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (other than the financial statements and schedules and supporting financial and statistical data and information included or incorporated therein, as to which we express no opinion) conform in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder.

I am not passing upon and do not guarantee the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus. On the basis of the information that I obtained in the course of my representation, investigation and inquiry of the Company in connection with the preparation of the Registration Statement and the Prospectus nothing has come to my attention which causes me to believe that the Registration Statement or the Prospectus (except as to the financial statements and schedules and supporting financial and statistical data and information included or incorporated therein, as to which I express no opinion) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading.

Very truly yours,

/s/Howard A. Speigel
Howard A. Speigel